Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2019, in the Registration Statement (Form F-1) and related Prospectus of Wanda Sports Group Company Limited dated June 7, 2019.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

June 6, 2019